Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated February 11, 2019, relating to the consolidated financial statements of Akazoo Limited for the years ended December 31, 2017, December 31, 2016 and December 31 2015, appearing in the proxy statement/prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such proxy statement/prospectus.

/s/ Crowe U.K. LLP

February 11, 2019